Exhibit 99.1

mailto:spurtell@sftp.com
Contact: Stephen Purtell Senior Vice President Investor Relations and Treasurer +1-972-595-5180 investors@sftp.com

Extension of Park Closures until at Least Mid-May Announced by Six Flags

Reduces Salaries for Management and Team Members

GRAND PRAIRIE, Texas — March 30, 2020  — Six Flags Entertainment Corporation (NYSE: SIX), the world’s largest regional theme park company and the largest operator of waterparks in North America, today announced that all the company’s parks will remain closed until mid-May, or as soon as possible thereafter, reflecting federal and local restrictions in place to mitigate the spread of COVID-19. The company will continue to closely monitor the evolving global health crisis and follow the most current guidance from federal, state, and local officials as it assesses when it can reopen some or all of its parks.

The company also announced it is reducing salaries for all executive officers and team members in an effort to enhance the company’s financial flexibility while it faces the operating and financial impact of COVID-19. Effective April 6, 2020, the company is taking the following measures:

•	Reducing base salaries of executive officers by 25%
•	Reducing salaries of all full-time salaried employees, subject to state and federal minimum thresholds, by 25%
•	Reducing scheduled hours for full-time hourly employees by 25% to 30 hours per week

These changes allow employees to retain their existing health plan coverage at current premiums.

“The safety and well-being of our guests and team members is our most important priority,” said Mike Spanos, President and CEO. “While these actions are difficult for all of us, they will help the company weather the current crisis by reducing expenses. We decided to decrease salaries rather than implement a workforce reduction to ensure our team members have income and health benefits so that Six Flags has an experienced workforce in place when we are in a position to re-open our parks. Our hope is that these measures are only temporary and will help bridge the financial gap the company is facing, in the fairest manner possible, until we can return to normal operations.”

About Six Flags Entertainment Corporation

Six Flags Entertainment Corporation is the world’s largest regional theme park company and the largest operator of waterparks in North America, with $1.5 billion in revenue and 26 parks across the United States, Mexico and Canada. For 58 years, Six Flags has entertained millions of families with world-class coasters, themed rides, thrilling waterparks and unique attractions. For more information, visit www.sixflags.com.

Forward Looking Statements

The information contained in this release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, (i) the adequacy of cash flows from operations, available cash and available amounts under our credit facilities to meet our future liquidity needs, (ii) our plans and ability to roll out our capital enhancements and planned initiatives in a timely and cost effective manner, (iii) our ability to improve operating results by adopting and implementing a new strategic plan, including strategic cost reductions and organizational and personnel changes, without adversely affecting our business, (iv) our dividend policy and ability and plans to pay dividends on our common stock and to repurchase common stock, including the short- and long-term effects of our dividend policy (v) our planned capital expenditures for 2020 and beyond, (vi) our marketing strategy, (vii) our ongoing compliance with laws and regulations, and the effect of and cost and timing of compliance with newly enacted laws, regulations and accounting policies, (viii) our ability to use cash flow from operations to satisfy our obligations with respect to the Partnership Parks, (ix) our ability to realize profitable future growth and to execute and deliver on our strategic initiatives, (x) our expectations regarding uncertain tax positions, (xi) our expectations regarding our ability to recognize any revenue or profit relating to the development of Six Flags-branded parks in China, (xii) our expectations regarding our deferred revenue growth, (xiii) our operations and results of operations and expected future operational and financial performance and ability to achieve stated performance targets and metrics, including Adjusted EBITDA, (xiv) our objectives regarding recruitment to and composition of our board of directors, (xv) our ability to identify a new chief financial officer, and (xvi) the risk factors or uncertainties listed from time to time in the company’s filings with the Securities and Exchange Commission ("SEC"). In addition, important factors, including factors impacting attendance, such as local conditions, natural disasters, contagious diseases, events, disturbances and terrorist activities; recall of food, toys and other retail products sold at our parks; accidents occurring at our parks or other parks in the industry and adverse publicity concerning our parks or other parks in the industry; availability of commercially reasonable insurance policies at reasonable rates; inability to achieve desired improvements and our aspirational financial performance goals; adverse weather conditions such as excess heat or cold, rain and storms; general financial and credit market conditions; economic conditions (including customer spending patterns); changes in public and consumer tastes; construction delays in capital improvements and ride downtime; competition with other theme parks, waterparks and entertainment alternatives; dependence on a seasonal workforce; unionization activities and labor disputes; laws and regulations affecting labor and employee benefit costs, including increases in state and federally mandated minimum wages, and healthcare reform; environmental laws and regulations; laws and regulations affecting corporate taxation; pending, threatened or future legal proceedings and the significant expenses associated with litigation; cybersecurity risks and other factors could cause actual results to differ materially from the company’s expectations. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in our Annual and Quarterly Reports on Forms 10-K and 10-Q, and our other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at investors.sixflags.com and on the SEC’s website at www.sec.gov.